EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Petco Animal Supplies, Inc. on Form S-3 (File No. 333-45889) and Form S-8 (File No. 333-48311) of our report dated April 16, 1997, on our audits of the financial statements of PetCare Plus, Inc. (which are included in the restated pooled financial statements of Petco Animal Supplies, Inc.) as of January 25, 1997 and for the years ended January 25, 1997 and January 27, 1996, which report is included in this Annual Report on Form 10-K.

                                               PricewaterhouseCoopers LLP

Chicago, Illinois
April 28, 1999